ICAP FUNDS, INC.

ARTICLES SUPPLEMENTARY

ICAP Funds, Inc., a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940, as amended (“Corporation”), hereby certifies to the State Department of Assessments and Taxation (“SDAT”) of Maryland that:

FIRST:                       Under powers contained in Article V, Section 5.4 of the Charter of the Corporation (the “Charter”) and pursuant to Sections 2-105(a)(9), 2-105(c), 2-208 and 2-208.1 of the Maryland General Corporation Law (the “MGCL”), the Board of Directors of the Corporation (the “Board”), by resolutions duly adopted at meetings held on December 6-7, 2007 and April 8-9, 2008:

•
increased the total number of shares of capital stock which the corporation shall have the authority to issue by four hundred million (400,000,000) shares of the par value of one cent ($0.01) per share, all of which shares are designated as common stock, without further classification;

•
reclassified four hundred million (400,000,000) authorized but unissued shares of common stock, par value $0.01 per share, without further classification, as follows, each with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of shares of Common Stock, par value $0.01 per share, of the Corporation as set forth in Article V, Section 5.5 of the Charter and in any other provisions of the Charter relating to stock of the Corporation generally:

Name of Series	Name of Class	Authorized Shares
MainStay ICAP Global Fund	Class A	50,000,000
	Class C	10,000,000
	Class I	75,000,000
	Class R1	5,000,000
	Class R2	5,000,000
	Class R3	5,000,000
	Investor	50,000,000

MainStay ICAP Equity Fund	Investor	50,000,000

MainStay ICAP Select Equity Fund	Class I	50,000,000
	Investor	50,000,000

MainStay ICAP International Fund	Investor	50,000,000

SECOND:                                 Immediately after these Articles Supplementary are accepted for record by the SDAT, the classes and series of Common Stock of the Corporation shall be as follows:

Name of Series	Name of Class	Authorized Shares
MainStay ICAP Equity Fund                                                                                 Class A                                                     50,000,000
(175,000,000 shares authorized)                                                                             Class C                                                     10,000,000
            Class I                                                               50,000,000
            Class R1                                                     5,000,000
            Class R2                                                     5,000,000
            Class R3                                                     5,000,000
            Investor                                                    50,000,000
MainStay ICAP Select Equity Fund                                                                     Class A                                                             50,000,000
(250,000,000 shares authorized)                                                                             Class C                                                                             10,000,000
            Class I                                                            125,000,000
            Class R1                                                             5,000,000
            Class R2                                                     5,000,000
            Class R3                                                     5,000,000
            Investor                                                    50,000,000
MainStay ICAP International Fund                                                                      Class A                                                     50,000,000
(175,000,000 shares authorized)                                                                             Class C                                                      10,000,000
            Class I                                                                50,000,000
            Class R1                                                       5,000,000
            Class R2                                                       5,000,000
            Class R3                                                       5,000,000
                                                                                            Investor                                                     50,000,000
MainStay ICAP Global Fund                                                 Class A                                              50,000,000
(200,000,000 shares authorized)                                 Class C                                                      10,000,000
                                                                                                    Class  I                                                      75,000,000
            Class R1                                                      5,000,000
            Class R2                                                      5,000,000
            Class R3                                                      5,000,000
            Investor                                                                                            50,000,000

Common Stock (without further classification)                                                                                                                            100,000,000

TOTAL:                                                                                                                                      900,000,000

THIRD:                       The shares reclassified hereunder have been reclassified by the Board under the authority granted to it in the Charter.

FOURTH:                                 These Articles Supplementary have been approved by the Board in the manner and by the vote required by law.

FIFTH:                       The total number of shares of stock that the Corporation had authority to issue immediately prior to the acceptance of these Articles Supplementary by the SDAT was five hundred million (500,000,000) shares of common stock, par value $0.01 per share, and no shares of preferred stock. The aggregate par value of all shares of stock having par value was $5,000,000.

SIXTH:                       The total number of shares of stock that the Corporation has authority to issue after these Articles Supplementary are accepted for record by the SDAT is nine hundred million (900,000,000) shares of common stock, par value $0.01 per share, and no shares of preferred stock. The aggregate par value of all authorized shares of stock having par value is $9,000,000.

SEVENTH:                                 The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under penalties for perjury.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

[SIGNATURE PAGE FOLLOWS]

C:\Documents and Settings\bwmilner\Local Settings\Temporary Internet Files\OLK133\Exhibit Art Supp - ICAP.DOC

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested to by its Secretary on this 11th day of April, 2008.

ATTEST:                                                                 ICAP FUNDS, INC.

By: /s/ Marguerite E. H. Morrison                                                                         By: /s/ Stephen P. Fisher
Marguerite E. H. Morrison                                                                                      Stephen P. Fisher
Secretary                                                                                                                    President

-